EXHIBIT 10.17

AMENDMENT 2009-1

THE PNC FINANCIAL SERVICES GROUP, INC. AND AFFILIATES

DEFERRED COMPENSATION PLAN

(as amended and restated effective May 5, 2009)

WHEREAS, The PNC Financial Services Group, Inc. (the “Corporation”) sponsors The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan (the “Plan”);

WHEREAS. Article X of the Plan authorizes the Corporation to amend the Plan; and

WHEREAS, the Corporation wishes to amend the Plan.

NOW THEREFORE, IT IS RESOLVED, that the Plan is hereby amended in the following respect:

1. Effective January 1, 2010, Section 1.16 of the Plan (“Eligible Annual Cash Incentive Award”) is amended in its entirety to read as follows:

“1.16 “Eligible Annual Cash Incentive Award” means: (A) in the case of a participant in the ISP, the amount of the Participant’s Annual Cash Incentive Award includes 100% of variable pay, such as annual bonus amounts, up to $25,000, and 50% of variable pay in excess of $25,000, up to a maximum of $250,000, provided, however, that for a Participant who is a member of the Corporate Executive Group in the CX00 job grade, Annual Cash Incentive Award includes variable pay not in excess of the greater of (i) $25,000, or (ii) 50% of such variable pay; and (B) in the case of a participant in the RSP, 100% of any Annual Cash Incentive Award.

2. Effective September 1, 2009, Section 3.3 of the Plan (“Stock Deferrals”) is amended to add the following new paragraph immediately at the end thereof:

“Notwithstanding any other provision of the Plan, no amount of annual incentive compensation that is paid to a Participant by the Employer in the form of “long-term restricted stock” as defined in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance shall be eligible for deferral under this Plan.”

3. Effective January 1, 2009, Section 8.1 of the Plan (“Initial Claim”) is amended to delete the last sentence therefrom.

Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 24 day of December, 2009 pursuant to the authority delegated by the Corporation’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L Gulley
Executive Vice President
Chief Human Resources Officer